UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hilton Hotels Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT MERGER VOTE

PLEASE ACT PROMPTLY TO VOTE YOUR SHARES

August 22, 2007

Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the important special meeting of stockholders of Hilton Hotels Corporation, to be held on Tuesday, September 18, 2007.  Your vote is extremely important, regardless of the number of shares of common stock of Hilton Hotels that you own.  Please note that adoption of the merger agreement described in the proxy statement dated August 8, 2007 requires the affirmative vote of at least a majority of our outstanding shares of common stock entitled to vote on such matter.  Accordingly, if you do not vote it has the same effect as a vote “against” the proposal.

Please use one of the following simple methods to promptly provide your voting instructions:

1.             Vote by Internet:  Go to the website www.proxyvote.com.  Have your 12-digit control number listed on the voting instruction form ready and follow the online instructions.  The 12-digit control number is located in the rectangular box on the right side of your voting instruction form.  You can vote by Internet up until 11:59 p.m. ET on September 17, 2007.

2.             Vote by Telephone:  Call toll-free (800) 454-8683.  Have your 12-digit control number listed on the voting instruction form ready and follow the simple instructions.  You can vote by telephone up until 11:59 p.m. ET on September 17, 2007.

3.             Vote by Mail:  Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

If the merger contemplated by the merger agreement is completed, you will be entitled to receive $47.50 in cash, without interest and less any applicable withholding tax, for each share of our common stock, $2.50 par value per share, owned by you, as more fully described in the proxy statement.  For the reasons set forth in the proxy statement, our board of directors recommends that you vote “FOR” the adoption of the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.  We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at 1-800-901-0068.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Stephen F. Bollenbach
Co-Chairman and CEO

IMPORTANT MERGER VOTE

PLEASE ACT PROMPTLY TO VOTE YOUR SHARES

August 22, 2007

Dear Fellow Stockholder:

According to our latest records, we have not received your voting instructions for the important special meeting of stockholders of Hilton Hotels Corporation, to be held on Tuesday, September 18, 2007.  Your vote is extremely important, regardless of the number of shares of common stock of Hilton Hotels that you own.  Please note that adoption of the merger agreement described in the proxy statement dated August 8, 2007 requires the affirmative vote of at least a majority of our outstanding shares of common stock entitled to vote on such matter.  Accordingly, if you do not vote it has the same effect as a vote “against” the proposal.

Please use one of the following simple methods to promptly provide your voting instructions:

1.             Vote by Internet:  Visit the website https://www.proxypush.com/hlt.  Have your  control number ready, which is listed in the gray box on your proxy card.  Follow the simple instructions that appear on your computer screen.

2.             Vote by Telephone:  Call toll-free (866) 697-7119.  Have your control number ready, which is listed in the gray box on your proxy card. Follow the simple recorded  instructions.

3.             Vote by Mail:  Mark, sign, date and return your voting instruction form in the postage-paid return envelope provided.

If the merger contemplated by the merger agreement is completed, you will be entitled to receive $47.50 in cash, without interest and less any applicable withholding tax, for each share of our common stock, $2.50 par value per share, owned by you, as more fully described in the proxy statement.  For the reasons set forth in the proxy statement, our board of directors recommends that you vote “FOR” the adoption of the merger agreement and “FOR” adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies.  We respectfully request that you vote your shares at your earliest convenience.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at 1-800-901-0068.

On behalf of our Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Stephen F. Bollenbach
Co-Chairman and CEO